Exhibit 99.1

April 18, 2013

Corvex Master Fund LP	Partha Chattoraj, Esq.
(a Cayman Island Limited	Allegaert, Berger & Vogel LLP
Partnership)	111 Broadway (20th floor)
Corvex Management LP	New York, NY 10006
712 Fifth Avenue (23rd floor)
New York, NY 10019	David R. Johnson
Attn.: Mr. Keith Meister	206 Island View Lane
Ms. Rupal Doshi	Seneca, South Carolina 29672

Eduardo Gallardo, Esq.

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

RE:                           Record Date Request

Ladies and Gentlemen:

I have received a letter from Mr. Meister and Ms. Doshi dated April 12, 2013 by hand delivery on that date together with various enclosures including several other letters dated April 11 and numerous exhibits thereto.  It appears that the April 12 letter may be intended as a cover letter and the other letters and documents are back up materials; a copy of the April 12 letter without the enclosures is attached for your convenience.

I call your attention to the fact your statements concerning when the CWH Board is required to respond to requests for a record date for your proposed consent solicitation are mistaken.  Section 2.15 of the CWH Bylaws provides, in part, as follows:

2 | Page

“Upon receiving the Consent Record Date Request Notice, the Board of Trustees may fix a Consent Record Date.  The Consent Record Date shall not precede, and shall not be more than 60 days after the close of business on, the date on which the resolution fixing the Consent Record Date is adopted by the Board of Trustees.  If the Board of Trustees, within 30 days after the date on which a valid Consent Record Date Request Notice is received, fails to adopt a resolution fixing the Consent Record Date, the Consent Record Date shall be the close of business on the 60th day after the applicable Consent Record Date Request Notice is received by the secretary.”

Accordingly, the CWH Board has 30 days to definitively respond before an automatic record date is set, rather than having 10 days to respond to a request for a record date as suggested in the April 12 letter.  In addition, as you note in your letter, the Board’s obligation to fix a record date is subject to the Board finding the requests fully comply with the requirements for a shareholder request to fix a record date.

Although CWH has not completed its review of the documents which accompanied the April 12 letter, it appears that your requests for a record date may be invalid for at least the following reasons:

1.              The Board has not been able to locate any evidence in your submission that Corvex, any affiliated person, or any combination thereof, have owned three percent of CWH’s shares for three years as required by the CWH Bylaws.

2.              The Consent Solicitation Statement enclosed with your April 12 letter seeks removal of CWH’s entire Board of Trustees “without cause”.  As you know, CWH’s Board has elected to be covered by the Maryland Unsolicited Takeovers Act, and the CWH Declaration of Trust provides that its Trustees may be removed only “for cause”.

3 | Page

3.              A share certificate for 2,500 shares held by Corvex Master Fund LP is enclosed but it is unclear if this certificate represents all of the shares owned by that entity, and it appears that there are no additional certificates for the other purported shareholders who may be joining in this request, as required by the CWH Bylaws.

If you wish to provide more information regarding share ownership, to present a consent based upon some alleged cause or to make other corrections, please do so as soon as possible so the Board may consider such information before the period within which it may definitively respond to your requests.

Finally, the CWH Board has asked me to remind you that certain Corvex entities have commenced litigation in the Maryland Circuit Court for Baltimore City which raises issues that Corvex contends are relevant to your requests.  The Board suggests that you may want to consider withholding your requests for a record date until that Court or the arbitration panel which has been constituted to resolve disputes concerning the CWH Bylaws among other matters have had an opportunity to consider the matters in that litigation and issue appropriate rulings.

Very truly yours,

/s/ Jennifer B. Clark
Jennifer B. Clark
Secretary

cc:	Related Fund Management, LLC
60 Columbus Circle
New York, NY 10023
Attn: Mr. Jeff Blau

* * * * *

Additional Information Concerning the Consent Solicitation

The Company, its trustees and certain of its executive officers and Reit Management & Research LLC and certain of its directors, officers and employees may be deemed to be participants in the solicitation of consent revocations from shareholders in connection with the consent solicitation being conducted by Corvex Management LP, Related Fund Management, LLC and certain of their affiliates (the “Consent Solicitation”). On April 1, 2013, the Company filed a revised preliminary consent revocation statement with the Securities and Exchange Commission (the “SEC”) in response to the Consent Solicitation. The Company will furnish a definitive consent revocation statement to its shareholders, together with a BLUE consent revocation card, when they become available. SHAREHOLDERS ARE URGED TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Additional information regarding the identity of these potential participants and their direct or indirect interests, by share holdings or otherwise, is set forth in the revised preliminary consent revocation statement filed with the SEC and other materials to be filed with the SEC in connection with the Consent Solicitation.

Shareholders will be able to obtain, free of charge, copies of the consent revocation statement and any other documents to be filed by the Company with the SEC in connection with the Consent Solicitation at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.cwhreit.com) or by requesting materials from the firm assisting the Company in the solicitation of consent revocations, Innisfree M&A Incorporated, toll-free at 877-750-5836.

Corvex Management LP
712 Fifth Avenue, 23rd Floor
New York, New York 10019

April 12, 2013

CommonWealth REIT

Two Newton Place

255 Washington Street

Newton, MA 02458-1634

Attention: Jennifer Clark, Secretary

RE: Request for a Record Date

Ms. Clark:

Enclosed are letters from (i) Corvex Master Fund LP, (ii) David R. Johnson and (iii) Cede & Co. All of the letters request a record date to determine the shareholders entitled to act by written consent to remove without cause Barry M. Portnoy, Adam D. Portnoy, Joseph L. Morea, William A. Lamkin, and Frederick N. Zeytoonjian as Trustees of CommonWealth REIT (the “Company”) and any other person or persons elected or appointed to the Board of Trustees of the Company prior to the effective time of such removal (the “Removal Proposal”).

We hereby demand, pursuant to the attached letters, that the Company’s Board of Trustees promptly fix a record date to determine the shareholders entitled to act by written consent in connection with the Removal Proposal.  We believe that the Board has a period of up to 20 days to fix a record date (comprised of up to 10 days for the Board to take action to fix a record date, which record date must be within 10 days following such Board action). Therefore, if the Board fails to fix a record date by the close of business on April 22, 2013 (and fully and unequivocally acknowledges that the enclosed letters fully comply with the requirements for a shareholder demand for fixing of a record date), then it is our position and that of Related Fund Management, LLC that the record date to determine shareholders entitled to act by written consent in connection with the Removal Proposal will be the close of business on April 22, 2013.

Sincerely yours,

CORVEX MANAGEMENT LP		CORVEX MASTER FUND LP

By:	/s/ Keith Meister	By:	/s/ Rupel Dochi
	Name: Keith Meister		Name: Rupel Dochi
	Title: Managing Partner		Title: Authorized Signatory

cc: Richard O’Toole (Related Fund Management, LLC)

Enclosures